Exhibit 99.2

iDoc Virtual Telehealth Solutions, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended

March 31, 2024 and 2023

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$74,184	$63,037
Accounts receivable, net	2,964,616	2,266,302
Due from related party	1,047,771	1,008,101
Prepaids and other current assets	140,665	123,205
Total current assets	4,227,236	3,460,645

Note receivable, related party	245,500	245,500
Right-of-use asset, net	1,316,153	1,422,017
Deferred tax asset	563,094	598,585
Deposit	20,720	20,720
Fixed assets, net	110,296	114,044
Total assets	$6,482,999	$5,861,511

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$609,838	$391,923
Accrued liabilities	1,195,054	841,514
Deferred revenue	20,000	20,000
Right-of-use liability	698,480	608,695
Line of credit	456,097	456,097
Factoring payable	491,974	660,578
Notes payable, net of discount	1,581,183	1,540,983
Due on acquisition purchase	300,000	300,000
Contingent liability	600,000	600,000
Loan payable, related party	200,000	200,000
Total current liabilities	6,152,626	5,619,790

Notes payable, less current portion, net of discount	1,500,600	1,500,600
Right-of-use liability, less current portion	885,940	990,774
Total liabilities	8,539,166	8,111,164

Commitments and contingencies (Note 8)

Stockholders' deficit
Common stock, $1.00 par value; 5,000 shares authorized 4,978 issued and outstanding	4,978	4,978
Additional paid in capital	209,521	209,521
Accumulated deficit	(2,270,666)	(2,464,152)
Total stockholders' deficit	(2,056,167)	(2,249,653)
Total liabilities and stockholders' deficit	$6,482,999	$5,861,511

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023 (UNAUDITED)

	For the three months ended March 31,
	2024	2023
Revenues
Patient Fees	$1,121,355	$999,878
Telehealth Fees	512,710	673,337
Institutional Fees	5,700	275,476
Total Revenue	1,639,765	1,948,691
Cost of Goods Sold	400,563	790,133
Gross Margin	1,239,202	1,158,558

Operating expenses
General and administrative	288,684	574,979
Compensation and related benefits	402,333	617,794
Professional fees	110,182	47,400
Transaction expenses	92,000	140,769
Total operating expenses	893,199	1,380,942

Net operating profit (loss)	346,003	(222,384)

Other income (expenses):
Interest expense	(78,714)	(121,387)
Change in fair value on derivative	-	26,069
Other expense	(18,200)	(3,935)
Total other expense	(96,914)	(99,253)

Income (loss) before income tax	249,089	(321,637)

Income tax (expense) benefit	(55,603)	72,270

Net income (loss)	$193,486	$(249,367)

Net income (loss) per share attributable to common shareholders:
Basic	$38.9	$(50.1)
Diluted	$38.9	$(50.1)
Weighted average number of shares outstanding, basic, and diluted	4,978	4,978

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2024 (UNAUDITED)

			Additional
			Paid In	Accumulated
	Common Stock		Capital	Deficit	Total
	Shares	Amount
Balance December 31, 2023	4,978	$4,978	$209,521	$(2,464,152)	$(2,249,653)

Net income	-	-	-	193,486	193,486

Balance March 31, 2024	4,978	$4,978	$209,521	$(2,270,666)	$(2,056,167)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2023 (UNAUDITED)

			Additional
			Paid In	Retained
	Common Stock		Capital	Earnings	Total
	Shares	Amount
Balance December 31, 2022	4,978	$4,978	$209,521	$1,395,966	$1,610,465

Net loss	-	-	-	(249,367)	(249,367)

Balance March 31, 2023	4,978	$4,978	$209,521	$1,146,599	$1,361,098

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023 (UNAUDITED)

	For the three months ended March 31,
	2024	2023
Net income (loss)	$193,486	$(249,367)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Amortization of discount on note payable	-	41,795
Amortization of right of use asset	53,104	53,104
Depreciation and amortization	3,748	3,824
Provision for doubtful accounts	89,708	279,421
Change in fair value on embedded derivative	-	(26,069)
Loss on factoring payable	18,200	-
Changes in working capital requirements:
Accounts receivable	(788,023)	(708,299)
Due from related party	(39,670)	(115,193)
Prepaid and other current assets	(17,460)	(6,651)
Deferred tax asset	35,491	-
Accounts payable	217,914	155,574
Accrued liabilities	418,622	(41,638)
Deferred tax liability	-	(72,270)
Net cash from operating activities	185,120	(685,769)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on note receivable, related party	-	90,500
Net cash from investing activities	-	90,500

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from factoring payable	31,500	-
Proceeds from notes payable	16,200	585,000
Payments on notes payable	-	(53,816)
Repayment on factoring payable	(221,673)	-
Repayment on leased equipment	-	(47,945)
Net cash from financing activities	(173,973)	483,239

NET CHANGE IN CASH AND CASH EQUIVALENTS	11,147	(112,030)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	63,037	147,685
CASH AND CASH EQUIVALENTS, END OF PERIOD	$74,184	$35,655

Supplemental disclosure of cash flow information
Cash paid for interest expense	$1,351	$15,696
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1	Organization and Description of Business

iDoc Telehealth Solutions, Inc. was incorporated in the state of Virginia on February 26, 2014. The Company subsequently changed its name to iDoc Virtual Telehealth Solutions, Inc. on September 10, 2018, and incorporated in the state of Texas. Encompass Healthcare Billing, LLC (“Encompass”), a wholly owned subsidiary, was incorporated on December 17, 2014, in the state of Colorado and was acquired by the Company on January 1, 2022 (iDoc Virtual Telehealth Solutions, Inc., and Subsidiary collectively referred to as the “Company,” or “iDoc”). The Company is headquartered in Houston, Texas and is one of the leading providers of tele-intensive acute care and tele-neurocritical care in high-value hospital environments. The Company leverages its extensive telehealth platform and neuro and general critical expertise to treat and monitor acutely ill patients with diseases of the brain, spinal cord, heart, and lungs that often have complicated medical problems. The Company is a virtual health services management company responding to the need for rapid, effective treatment of emergency patients and the shortage of critical care experts. The Company operates as a single operating and reportable segment. Encompass is a nationwide full service medical billing service provider, specializing in intraoperative neuromonitoring services medical billing.

Note 2	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The condensed consolidated financial statements include the accounts of IDoc Virtual Telehealth Solutions, Inc., and its subsidiary, Encompass Healthcare Billing, LLC, a 100% wholly owned subsidiary of the Company. All intercompany amounts are eliminated upon consolidation.

The accompanying condensed consolidated financial statements reflect adjustments (including normal, recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 2024, its results of operations, changes in stockholders' deficit, and statements of cash flows for the three months ended March 31, 2024 and 2023, in conformity with U.S. GAAP. Interim results are not necessarily indicative of full year performance.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts stated in the condensed consolidated financial statements and accompanying notes. These judgments, estimates, and assumptions are used for, but not limited to, the determination of revenue recognition, the valuation of the Company’s common stock, allowance for doubtful accounts, and income taxes.

The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, future events are subject to change and best estimates and judgments routinely require adjustment. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted Accounting Standards Codification (“ASC”) 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). ASC 606 establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services. The Company recognizes revenue using a five-step model:

1)    Identify the contract(s) with a customer;

2)    Identify the performance obligation(s) in the contract;

3)    Determine the transaction price;

4)    Allocate the transaction price to the performance obligations in the contract; and

5)    Recognize revenue when (or as) it satisfies a performance obligation.

The Company derives revenue from business services associated with direct tele-physician provider patient fee services, telehealth services, and institutional services provided to our clients.

Patient Fees Services and Performance Obligation

All of the Company’s telemedicine contracts for patient reimbursement fees are directly billed to the payers by the Company. The Company earns patient fees by providing high acuity patient care solutions. For patient fees, performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The revenue is determined based on the telemedicine billing code(s) associated with the respective professional service rendered to patients. The Company earns primarily from reimbursement from the following third-party payors:

Medicare

The Medicare program offers beneficiaries different ways to obtain medical benefits: (i) Medicare Part A, which covers, among other things, in-patient hospital, SNFs, home healthcare, and certain other types of healthcare services; (ii) Medicare Part B, which covers physicians’ services, outpatient services, durable medical equipment, and certain other types of items and healthcare services; (iii) Medicare Part C, also known as Medicare Advantage, which is a managed care option for beneficiaries who are entitled to Medicare Part A and enrolled in Medicare Part B; and (iv) Medicare Part D, which provides coverage for prescription drugs that are not otherwise covered under Medicare Part A or Part B for those beneficiaries that enroll.

The Company’s affiliated provider network is reimbursed by the Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. Our affiliated provider network is reimbursed by certain State Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Commercial Insurance Providers

The Company is reimbursed by commercial insurance carriers. The basis for payment to the commercial insurance providers is consistent with Medicare reimbursement fee structure guidelines and the Company is in-network or out-of-network with the commercial insurance carriers based on state and insurer requirements.

Telehealth Fees Service Contracts and Performance Obligation

The Company enters into service contracts mainly in the following categories with hospitals or hospital systems, physician practice groups, and other users. The Company’s customer contracts typically range in length from two to three years, with an automatic renewal process. The Company either invoices its customers for the monthly fixed fee in advance or at the end of the month, depending on the terms of the contract. The contracts typically contain cancellation clauses with advance notice; therefore, the Company does not believe that it has any material outstanding commitment for future revenues beyond one year from the end of a reporting period. Under the contracts, the customers pay a fixed monthly fee for the services described below.

Contract For Telemedicine Care Services

Performance obligations in the contract for telemedicine care are based on services provided via the use of hardware and software integration that includes multi-participant video conferencing, and electronic communication for 24 hours per day, seven days per week for the duration of the contract. The Company provides administrative support for the tele-physician services and coordinates the services of its clinicians network through administrative support, hardware support, and software support and provider coverage availability. The Company provides coverage availability of its physician services ranging from 12-24h per day. Performance obligations in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from patient services and institutional services obligations. Performance obligations are met when the Company provides administrative, business and medical records and reports related to their professional services rendered pursuant to the agreement in such format and upon such interval as hospitals may require. Revenue from telemedicine care services is included in telehealth fees in the condensed consolidated financial statements. The Company commences revenue recognition when the Company satisfies its performance obligation to provide the contractual tele-physician hours services monthly. Prior to the commencement of services, customers generally make initial start-up nonrefundable payments to the Company when contracting for Company training, hardware and software installation and integration, which includes a one-time setup of software security, API interfaces, and compatibility between hospital existing equipment and hardware and software. The Company recognizes revenue upon completion of the implementation when the performance obligation of equipment setup and initial training is completed. The start-up fees do not significantly modify or customize the other goods in the contract. As the start-up service primarily covers initial administrative services for which the Company’s clients can cancel future services upon completion, management considers it to be separable from the ongoing business services, and the Company records start-up fees as one-time revenue when the start-up service is complete.

Institutional Fees Service Contracts and Performance Obligation

Contract For Electroencephalogram (“EEG”) Professional Interpretation Services

Performance obligations in the contract for EEG professional interpretation services are based on the number of professional services EEG interpretation provides monthly. The performance obligation in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To facilitate the delivery of the EEG professional interpretation services, the Company’s physicians use EEG telemedicine equipment provided by the Company. The performance obligation is satisfied based on the number of EEG professional interpretations performed by the Company’s physicians. The number of professional interpretations is traced monthly by both parties and used to determine the revenue earned based on established contractual rates and are included in institutional fees in the condensed consolidated financial statements. The Company commences revenue recognition on EEG professional interpretation services when the Company satisfies its performance obligation to provide professional interpretation monthly.

Determination of Pricing for Services

The Company believes the quoted transaction prices in the customer contracts represent the stand- alone selling prices for each of the separate performance obligations which are distinct and priced separately within the contract. The transaction price for each service provided is independent and established in the contract and based on the duration of service provided or for a rate for service provided. Fees are established based on the service transferred to the client.

Telehealth and Institutional Services Contracts

Under most of the Company’s contracts, including contracts with its two top customers, the customer pays fixed monthly fees for telemedicine consultation services, EEG professional interpretation services, platform software services, and hardware fees. The fixed monthly fee provides for a predetermined number of daily, monthly, or annual physician hours of coverage and agreed upon rates for interpretation and software services. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment and the Company’s virtual health care platform, which is provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services.

The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company. The determination of the amount of revenue the Company can recognize each accounting period requires management to make estimates and judgments on the estimated expected customer life or expected performance period, of at least 3 years.

Patient Fee Contracts Involving Third-Party Payors

The Company receives payments from patients, third-party payers and others for patient fee services. Third-party payers pay the Company based on contracted rates or the entities’ billed charges. Payments received from third-party payers are generally less than billed charges. The Company receives less than its total established charges for its services. The Company determines the transaction price on patient fees based on standard charges for services provided, reduced by adjustments provided to third-party payors, and implicit price concessions provided to uninsured patients. The Company monitors its revenue and receivables from third-party payers and records an estimated contractual allowance to properly account for the differences between billed and reimbursed amounts.

Revenue from third-party payers is presented net of an estimated provision for contractual adjustments. Patient revenues are net of service credits and service adjustments, and allowance for doubtful accounts receivable. These adjustments and implicit price concessions represent the difference between the amount billed and the estimated consideration the Company expects to receive, based on historical collection experience, market conditions and other factors. Although the Company believes that its approach to estimates and judgments as described herein is reasonable, actual results could differ and the Company may be exposed to increases or decreases in revenue that could be material.

Cost of Revenue

Cost of revenue consists primarily of expenses related to compensation-related expenses for the Company’s telehealth service providers, costs for third-party software and hardware services and independent medical providers, and other services used in connection with the delivery and support of the Company’s telehealth platform.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses during 2022 and 2023 and historically has negative operating cash flows. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company's business is dependent upon its ability to achieve profitability and positive cash flows and, pending such achievement, future issuances of equity or other financings to fund ongoing operations. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Transaction Expenses

On June 15, 2022, the Company entered into a business combination agreement with Digital Health Acquisition Company (“DHAC”), a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities, referred to as “targets.” On October 6, 2022, the business combination agreement was amended, and the Special Purchase Acquisition Company public offering transaction is ongoing. During the three months ended March 31, 2024 and 2023, the Company incurred transaction expenses related to the business combination of $92,000 and $140,769 respectively, for professional fees, including legal, taxation, business consulting, and auditing services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. The Company maintains its cash balances with commercial banks in non-interest-bearing accounts, which do not exceed the FDIC-insured limits. Cash and cash equivalents include cash held in checking and savings accounts. The carrying amount of its cash equivalents approximates its fair value due to the short maturities of these instruments.

Accounts Receivable and Credit losses

The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for the estimated losses resulting from the inability of the Company’s clients to pay their invoices. Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"), which requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. Credit losses were recognized for the three months ended March 31, 2024 and 2023. The Company recognized $89,708 and $279,421 of bad debt expenses for the three months ended March 31, 2024 and 2023, respectively. As of March 31, 2024 and December 31, 2023, respectively, the allowance for doubtful accounts was $1,666,139 and $1,576,415.

Prepaid Expenses

Prepaid expenses are costs that have been paid but are not yet used up or have not yet expired. As the amount expires, the current asset is reduced, and the amount of the reduction is reported as an expense on the condensed consolidated statements of operations.

Leases

The Company accounts for leases under ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating and finance leases are included in right-of-use asset, current portion of right-of-use liability, and right-of-use liability less current portion in the Company’s condensed consolidated balance sheets. Operating and finance lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date.

As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short-term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Net Income (Loss) Per Common Share

The Company computes income (loss) per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs that reflect the reporting entity's assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable, and accrued liabilities as reflected in the condensed consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities, and equity instruments of the Company are either recognized or disclosed in the condensed consolidated financial statements together with other information relevant to making a reasonable assessment of future cash flows, interest rate risk, and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. Derivative assets and liabilities are classified in the condensed consolidated balance sheets as current or non-current based on whether net-cash settlement or conversion of the instrument could be required within 12 months of the condensed consolidated balance sheet date. FASB ASC 470-20, “Debt with Conversion and Other Options” addresses the allocation of proceeds from the issuance of debt into its debt and embedded derivative components.

Fixed Assets

Fixed assets are recorded at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets, which is three to ten years.

Impairment of Long-lived and Intangible Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on the appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved. The Company recorded $0 of impairment charges during the three months ended March 31, 2024 and 2023.

Original issue discount on Debt

When the Company issues notes payable with a face value higher than the proceeds it receives, it records the difference as a debt discount and amortizes the discount as interest expense over the life of the underlying note payable.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09. Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

Note 3	Fixed Assets

The components of fixed assets are summarized below:

	March 31,	December 31,
	2024	2023
Office equipment	$28,506	$28,506
Medical equipment	89,246	89,246
Furniture	6,153	6,153
Leasehold improvements	7,311	7,311
	131,216	131,216
Less accumulated. Depreciation	(20,920)	(17,172)
Fixed Assets, net	$110,296	$114,044

The Company recorded $3,748 and $3,074 in depreciation expenses during the three months ended March 31, 2024 and 2023, respectively.

Note 4	Leases

Operating Leases

The Company leases office space in Boston, Massachusetts (“Massachusetts Lease”), Houston, Texas (“Texas Lease”), Atlanta, Georgia (“Georgia Lease”) and Lakewood, Colorado (“Colorado Lease”). The Company commenced a new Massachusetts lease on September 1, 2023, ending on August 31, 2028. The Texas Lease was renewed on February 1, 2022 and ends on January 31, 2027. The Company commenced a new Georgia lease on June 1, 2022, ending on May 31, 2027. The new Georgia lease was terminated on November 30, 2023. The Colorado Lease commenced on April 1, 2020, and ended on March 31, 2023. The monthly lease payments for the Massachusetts Lease are $9,380 between September 1, 2023 and August 31, 2024, $9,630 between September 1, 2024 and August 31, 2025, $9,870 between September 1, 2025 and August 31, 2026, $10,120 between September 1, 2026 and August 31, 2027, and $10,360 between September 1, 2027 and August 31, 2028. The monthly lease payments for the Texas Lease are $10,000, and for the Georgia Lease are $6,000 for the lease commenced on June 1, 2022. The monthly lease payments for the Colorado Lease are $4,678 between April 1, 2020 and March 31, 2021, $4,851 between April 1, 2021 and March 31, 2022 and $5,024 between April 1, 2022 and March 31, 2023. The Colorado lease was terminated on March 31, 2023.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is the Company’s incremental borrowing rate, estimated to be 5.00%, as the interest rate implicit in most of its leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term.

During the three months ended March 31, 2024 and 2023, the Company recorded $58,140 and $63,072 as operating lease expense which is included in general and administrative expenses on the condensed consolidated statements of operations, respectively.

Operating right-of-use assets are summarized below.

	March 31, 2024	December 31, 2023
Office Lease	$1,119,026	$1,216,055
Less accumulated amortization	(293,475)	(337,743)
Right-of-use, net	$825,551	$878,312

Operating lease liabilities are summarized below:

	March 31, 2024	December 31, 2023
Office Lease	$861,981	$886,602
Less: current portion	(251,169)	(222,325)
Long term portion	$610,812	$664,277

Future minimum rent payments under the operating lease are as follows:

Total
Year ending December 31, 2024	$270,740
Year ending December 31, 2025	237,240
Year ending December 31, 2026	220,190
Year ending December 31, 2027	123,120
Year ending December 31, 2028	51,800
Total future minimum lease payments	903,090
Less imputed interest	(41,109)
PV of Payments	$861,981

Finance Leases

Commencing during the year ended December 31, 2022, the Company leases office equipment under three finance leases with combined monthly payments of $20,313. The leases mature on June 2026 and August 2026. On November 1, 2023, the Company entered into a forbearance agreement with a maturity date of January 10, 2024 (Note 11). Equipment lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date.

Finance right-of-use assets are summarized below:

	March 31, 2024	December 31, 2023
Equipment Lease	$849,662	$849,662
Less accumulated amortization	(359,060)	(305,957)
Right-of-use, net	$490,602	$543,705

Finance lease liabilities are summarized below:

	March 31, 2024	December 31, 2023
Equipment Lease	$722,439	$712,867
Less: current portion	(447,311)	(386,370)
Long term portion	$275,128	$326,497

Future minimum rent payments under the finance lease are as follows:

Total
Year ending December 31, 2024	$447,309
Year ending December 31, 2025	243,758
Year ending December 31, 2026	75,545
Total future minimum lease payments	766,612
Less imputed interest	(44,173)
PV of Payments	$722,439

Expenses incurred with respect to the Company’s finance leases during the three months ended March 31, 2024 and 2023 which are included in general and administrative expenses on the condensed consolidated statements of operations are set forth below.

	March 31, 2024	March 31, 2023
Finance lease amortization	$53,104	$53,104
Finance lease interest	9,573	12,995
Total finance lease expense	$62,677	$66,099

The weighted average remaining lease term and the weighted average discount rate on the finance leases at March 31, 2024 and December 31, 2023 are set forth below.

	March 31, 2024	December 31, 2023
Weighted average remaining lease term	2.3 years	2.6 years
Weighted average discount rate	6.92%	6.92%

Note 5	Factoring Payable

On June 21, 2023, the Company entered into a Future Receipts Sale Agreement (“Agreement”) with a Purchasing Company (“Purchaser”) under which it sells future receipts without recourse. Under the terms of the agreement, the total dollar amount of future receipts being sold by the Company was $299,000 for a net purchase price of $207,639. Under the agreement, the Company authorized the Purchaser to collect $7,475 weekly. The agreement was not collateralized by a general security agreement over the Company’s personal property and interests. No interest rate is associated with this transaction and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on the future receipts generated by the Company. The factoring payable was $110,477 and $130,977 on March 31, 2024 and December 31, 2023, respectively.

On July 28, 2023, the Company entered into a Future Receipts Sale Agreement (“Agreement”) with a Purchasing Company (“Purchaser”) under which it sells future receipts without recourse. Under the terms of the agreement, the total dollar amount of future receipts being sold by the Company was $140,000 for a net purchase price of $100,000. Under the agreement, the Company authorized the Purchaser to collect $5,000 weekly. The agreement was not collateralized by a general security agreement over the Company’s personal property and interests. No interest rate is associated with this transaction and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on future receipts generated by the Company. The factoring payable was $40,273 and $52,189 on March 31, 2024 and December 31, 2023, respectively.

On October 13, 2023, the Company entered into a Future Receipts Sale Agreement (“Agreement”) with a Purchasing Company (“Purchaser”) under which it sells future receipts without recourse. Under the terms of the agreement, the total dollar amount of future receipts being sold by the Company was $186,250 for a net purchase price of $125,000. Under the agreement, the Company authorized the Purchaser to collect $7,760 weekly. The agreement was not collateralized by a general security agreement over all the Company’s accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory. No interest rate is associated with this transaction and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on future receipts generated by the Company. The factoring payable was $129,660 and $150,866 on March 31, 2024 and December 31, 2023, respectively.

On October 13, 2023, the Company entered into a Future Receipts Sale Agreement (“Agreement”) with a Purchasing Company (“Purchaser”) under which it sells future receipts without recourse. Under the terms of the agreement, the total dollar amount of future receipts being sold by the Company was $108,000 for a net purchase price of $75,000. Under the agreement, the Company authorized the Purchaser to collect $3,484 weekly. The agreement was not collateralized by a general security agreement over the Company’s personal property and interests. No interest rate is associated with this transaction and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on the future receipts generated by the Company. The factoring payable was $57,548 and $97,548 on March 31, 2024 and December 31, 2023, respectively.

On November 8, 2023, the Company entered into a Future Receipts Sale Agreement (“Agreement”) with a Purchasing Company (“Purchaser”) under which it sells future receipts without recourse. Under the terms of the agreement, the total dollar amount of future receipts being sold by the Company was $75,000 for a net purchase price of $111,000. Under the agreement, the Company authorized the Purchaser to collect $6,937 weekly. The agreement was not collateralized by a general security agreement over the Company’s personal property and interests. No interest rate is associated with this transaction and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on the future receipts generated by the Company. The factoring payable was $0 and 92,125 on March 31, 2024 and December 31, 2023, respectively.

On December 20, 2023, the Company entered into a Future Receipts Sale Agreement (“Agreement”) with a Purchasing Company (“Purchaser”) under which it sells future receipts without recourse. Under the terms of the agreement, the total dollar amount of future receipts being sold by the Company was $228,000 for a net purchase price of $150,000. Under the agreement, the Company authorized the Purchaser to collect $10,364 weekly. The agreement is collateralized with a security interest in all accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables of the Company. No interest rate is associated with this transaction, and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on future receipts generated by the Company. The factoring payable was $114,941 and $136,873 on March 31, 2024 and December 31, 2023, respectively.

On January 11, 2024, the Company entered into a Future Receipts Sale Agreement (“Agreement”) with a Purchasing Company (“Purchaser”) under which it sells future receipts without recourse. Under the terms of the agreement, the total dollar amount of future receipts being sold by the Company was $53,200 for a net purchase price of 31,500. Under the agreement, the Company authorized the Purchaser to collect $2,500 weekly for twelve weeks and a $23,200 balloon collection on April 30, 2024. The agreement is collateralized with a security interest in all accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables of the Company. No interest rate is associated with this transaction, and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on future receipts generated by the Company. The Company recognized a loss on the sale of future receipts of $18,200 and an administrative fee and underwriting fees associated with processing the transaction of $3,500 for the three months ended March 31, 2024, in operating expenses on the condensed consolidated statements of operations. The factoring payable was $39,200 on March 31, 2024.

Note 6	Line of Credit and Notes Payable

The following is a summary of the notes payable and line of credit as of March 31, 2024 and December 31, 2023:

	March 31,	December 31,
Notes Payable & Line of Credit	2024	2023
Note payable issued November 29, 2021 (Face Value: $654,044)	$336,983	$336,983
Line of credit issued November 29, 2021 (Face Value: $500,000)	456,097	456,097
Note payable issued December 1, 2021 (Face Value: $1,500,700)	1,500,600	1,500,600
Note payable issued November 15, 2022 (Face Value: $200,000)	200,000	200,000
Note payable issued January 25, 2023 (Face Value: $100,000)	100,000	100,000
Note payable issued February 14, 2023 and December 15, 2022 (Face Value: $585,500)	585,000	585,000
Note payable issued August 3, 2023 (Face Value: $33,000)	33,000	33,000
Note payable issued August 18, 2023 (Face Value: $64,000)	64,000	64,000
Note payable issued November 13, 2023 (Face Value: $22,000)	22,000	22,000
Note payable issued November 30, 2023 (Face Value: $200,000)	224,000	200,000
Note payable issued January 14, 2024 (Face Value: $16,200)	16,200	-
Total notes payable and line of credit	3,537,880	3,497,680
Less: current portion	(2,037,280)	(1,997,080)
Total notes payable and line of credit	$1,500,600	$1,500,600

Required principal payments under the company’s notes payable and line of credit are as follows:

Year Ending December 31, 2024	$2,037,280
Year Ending December 31, 2025	4,567
Year Ending December 31, 2026	26,534
Year Ending December 31, 2027	37,720
Year Ending December 31, 2028	39,008
Thereafter	1,392,771
Total	$3,537,880

Notes Payable

On November 29, 2021, the Company received a $654,044 promissory note from a bank, collateralized by all the assets of the Company. Interest was payable monthly at the annual fixed rate of 4.284%. On November 1, 2023, the Company entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal prime rate (8.5% at March 31, 2024) (Note 11). The Company is required to pay the loan in 36 payments of $19,409. As of March 31, 2024 and December 31, 2023, the Company had an outstanding balance of $336,983 on the promissory note. For the three months ended March 31, 2024 and 2023, the Company paid and recorded $9,794 and $4,411 in interest, respectively. The Company accrued interest of $17,304 and $7,509 at March 31, 2024 and December 31, 2023, respectively.

On December 1, 2021, the Company received a promissory note from a bank in the amount of $500,000. On February 25, 2022, the Company received an extension of $1,000,700 on the promissory note. The promissory note is collateralized by all the assets of the Company and the private property of the Company’s CEO. Interest is accrued monthly at the annual fixed rate of 3.75%. The promissory note matures on December 19, 2051. As of March 31, 2024 and December 31, 2023, the Company had an outstanding balance of $1,500,600 on the promissory note. Commencing on January 1, 2024, the Company is required to make monthly installment payments, including principal and interest, of $7,682. The Company recorded $14,029 and $13,875 in interest related to the promissory note for the three months ended March 31, 2024 and 2023, respectively. The accrued interest balance, which is included within accrued liabilities on the condensed consolidated balance sheets, as of March 31, 2024 and December 31, 2023 are $103,571 and $89,541, respectively.

On October 6, 2022, in connection with the execution of a Business Combination Agreement, the Company entered into a securities purchase agreement (“The Agreement”) with an accredited investor (“Holder”), issued and sold to such investor a 10.00% original issue discount senior secured promissory notes due October 5, 2023, in the aggregate principal amount of $2,222,222 (the “Bridge Notes”). $666,667 of the Bridge Note was allocated to the Company. The Company received cash proceeds of $600,000 from the note.

Concurrently with the execution of the Business Combination Agreement, on October 6, 2022, Digital Health Acquisition Company (‘DHAC”) entered into an Amended and Restated Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”) with certain investors (the “PIPE Investors”). If the PIPE Financing closes in connection with the closing of the Business Combination, 110% if paid after 90 days of the original issue date, 100% if before 90 days under the Bridge Notes, and guaranteed interest of 10% are due and payable at the closing of the PIPE Financing.

The Bridge Note has a mandatory default payment of 125% of the sum of the outstanding principal and all accrued interest unpaid and all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other obligations due to the Holder. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The Agreement includes a mandatory prepayment that upon the closing of the Business Combination under the Business Combination Agreement, the Company shall repay the note in its entirety to the Holder in an amount equal to the mandatory prepayment Amount.

The Company reviewed the contingent early repayment option granted in the Bridge Note under ASC 815 and concluded that as a result of the significant discount granted in the note, the contingent mandatory repayment provision is therefore considered an embedded derivative. Accordingly, in accordance with ASC 470-20, the Company allocated the Bridge Note proceeds between the Bridge Note and the Embedded Early Mandatory Repayment option, using the residual method by allocating the principal first to fair value of the embedded derivative and then to the debt. Accordingly, the fair value of the embedded derivative at issuance was $208,803 and the residual value of $457,864 was allocated to the principal balance of the note. (See Note 9. Fair Value Measurements for additional disclosure on the derivative).

On October 5, 2023 the Company defaulted on the Bridge Note and accordingly the default provision were allocated and applied resulting in the triggering of 125% mandatory default penalty, a 10% late fee and default interest from the date of default of 24% resulting in default interest expense of $383,789 during the year ended December 31, 2023.

An Exchange Agreement (this “Agreement”) was dated as of November 21, 2023, between Digital Health Acquisition Corp., a Delaware corporation (“DHAC”), VSee Lab, Inc., a Delaware corporation (“VSee”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”, and together with DHAC and VSee, each a “Company” and collectively, the “Companies”) and the holders.

The Holder beneficially own and hold (i) a promissory note of DHAC in the principal amount (including the original issue discount of $88,889) of $888,889 (the “DHAC Note”); (ii) a promissory note of VSee in the principal amount (including the original issue discount of $66,667) of $666,667 (the “VSee Note”); and (iii) a promissory note of iDoc in the principal amount (including the original issue discount of $66,667) of $666,667 (the “iDoc Note”, together with the DHAC Note and the VSee Note, each as further detailed on Schedule I hereto, collectively, the “Original Notes”) which are currently due and owing, and have an aggregate current value of $3,723,744, including interest.

The Holder has agreed to purchase from VSee and iDoc, their respective shares of common stock, in exchange of the principal amount (excluding the original issue discount of $66,667) of $600,000 of the VSee Note and the principal amount (excluding the original issue discount of $66,667) of $600,000 of the iDoc Note, effective immediately prior to the consummation of the Business Combination. As of March 31, 2024 and December 31, 2023, the Company has $600,000 recorded as a contingent liability on the condensed consolidated balance sheets.

The Holder, severally and not jointly, desire to, upon consummation of the Business Combination, exchange all amounts currently due and owing (the “Original Notes Amount”) under (i) the DHAC Note, (ii) the VSee Note other than the principal amount of $600,000 thereof, and (iii) the iDoc Note other than the principal amount of $600,000 thereof (the “Exchange”) for senior secured convertible promissory notes with an aggregate principle value of $2,523,744 (such notes, the “Notes” or the “Securities”), in the form of the Exchange Note was assumed by DHAC.

As a result of the Exchange Agreement, DHAC assumed The Company’s default interest of $383,789. The carrying balance of the Bridge note and the bifurcated derivative was offset by the principal amount of $600,000, resulting in a gain on forgiveness of debt of $107,862 during the year ended December 31, 2023.

As of March 31, 2024 and December 31, 2023, the Bridge note net of unamortized debt discount was $0. The Company recognized $0 of amortized debt discount and $0 in interest for the three months ended March 31, 2024. The Company recognized $16,484 of amortized debt discount and $16,484 in interest for a total Bridge Note interest expense of $32,968 for the three months ended March 31, 2023.  The Company had $0 in accrued interest as of March 31, 2024 and December 31, 2023.

On November 15, 2022, the Company received a $200,000 promissory note from an accredited investor. The promissory note matures on December 31, 2024, and is collateralized by all the assets of the Company. $100,000 of the promissory note was funded on November 15, 2022 and the remaining $100,000 was funded on January 12, 2023. Interest is accrued monthly at the annual fixed rate of 10.00%, with principal and interest due upon maturity. On June 30, 2023, the accredited investor forgave the interest expense on the loan from the date of origination. On November 21, 2023, concurrently with the execution of the Business Combination Agreement, the Company entered into various securities purchase agreements (the “Conversion SPAs”) to convert the promissory note into Series A Preferred Stock at the Closing of the Business combination. For the three months ended March 31, 2024 and 2023, the Company incurred $0 and $5,000 in interest, respectively. As of March 31, 2024 and December 31, 2023, the Company had an outstanding balance of $200,000, and an accrued interest balance of $0.

On December 15, 2022, the Company received a 10.00% original issue discount promissory note from an accredited investor with a principal balance of $220,000. On February 14, 2023, the Company received an extension of $423,500 on the promissory note. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on July 15, 2023, and is collateralized by all the assets of the Company. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. On June 30, 2023, the accredited investor forgave the interest expense on the loan from the date of origination. On November 21, 2023, concurrently with the execution of the Business Combination Agreement, the Company entered into the “Conversion SPAs” to convert the promissory note into Series A Preferred Stock at the Closing of the Business Combination. As of March 31, 2024 and December 31, 2023, the promissory note net of unamortized debt discount was $585,000. No amortized debt discount and interest expense were recognized for the three months ended March 31, 2024. The Company had $0 in accrued interest as of March 31, 2024 and December 31, 2023.

On January 25, 2023, the Company received a 10.00% original issue discount promissory note from an accredited investor with a principal balance of $110,000. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on July 15, 2023, and is collateralized by all the assets of the Company. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. On June 30, 2023, the accredited investor forgave the interest expense on the loan from the date of origination. On November 21, 2023, concurrently with the execution of the Business Combination Agreement, the Company entered into the Conversion SPAs to convert the promissory note into Series A Preferred Stock at the Closing of the Business Combination. As of March 31, 2024 and December 31, 2023, the promissory note net of unamortized debt discount was $100,000. No amortized debt discount and interest expense were recognized for the three months ended March 31, 2024. The Company had $0 accrued interest as of March 31, 2024 and December 31, 2023.

On August 3, 2023, the Company received a 10.00% original issue discount promissory note from an accredited investor with a principal balance of $33,000. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on November 1, 2023, and is collateralized by all the assets of the Company. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an Event of Default, the interest rate on the note shall increase to the greater of 24% per annum or the maximum rate allowed by the laws governing this agreement. As of March 31, 2024 and December 31, 2023, the promissory note net of unamortized debt discount was $33,000. The Company recognized $0 of amortized debt discount and $2,145 in default interest for a total interest expense of $2,145 for the three months ended March 31, 2024.  The Company had $2,805 and $660 in accrued interest as of March 31, 2024 and December 31, 2023, respectively.

On August 18, 2023, the Company received a 8.5% original issue discount promissory note from an accredited investor with a principal balance of $64,000. Notes payable issued with a face value higher than the proceeds it receives are recognized as a debt discount and are amortized as interest expense over the life of the underlying note payable. The promissory note matures on November 16, 2023, and is collateralized by all the assets of the Company. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an Event of Default, the interest rate on the note shall increase to the greater of 24% per annum or the maximum rate allowed by the laws governing this agreement. As of March 31, 2024 and December 31, 2023, the promissory note net of unamortized debt discount was $64,000. The Company recognized $0 of amortized debt discount and $4,160 in default interest for a total interest expense of $4,160 for the three months ended March 31, 2024.  The Company had $5,440 and $1,280 in accrued interest as of March 31, 2024 and December 31, 2023, respectively.

On November 13, 2023, the Company received a 10% original issue discount promissory note from an accredited investor with a principal balance of $22,000. Notes payable issued with a face value higher than the proceeds it receives are recognized as a debt discount and are amortized as interest expense over the life of the underlying note payable. The promissory note matures on December 13, 2023, and is collateralized by all the assets of the Company. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. Upon an Event of Default, the interest rate on the note shall increase to the greater of 24% per annum or the maximum rate allowed by the laws governing this agreement. As of March 31, 2024 and December 31, 2023, the promissory note net of unamortized debt discount was $22,000. The Company recognized $0 of amortized debt discount and $1,430 in default interest for a total interest expense of $1,430 for the three months ended March 31, 2024. The Company had $1,650 and $220 in accrued interest as of March 31, 2024 and December 31, 2023, respectively.

On November 30, 2023, the Company received a note payable from a lender with a purchase price of $200,000. The note payable has a 24% interest rate over the 3-month loan term. Upon an Event of Default, the interest rate on the note shall increase to the greater of 24% per annum or the maximum rate allowed by the laws governing this agreement. On March 28, 2023, the Company modified the loan agreement to a loan principal of $224,000. The Company recorded $24,000 of interest expense on the loan for the three months ended March 31, 2024. As of March 31, 2024 and December 31, 2023, the Company had an outstanding balance of $224,000 and $200,000 on the loan. The Company had $0 in accrued interest as of March 31, 2024 and December 31, 2023.

On January 14, 2024, the Company received a note payable from a lender for $16,200. The note payable has an 8% interest rate over the 180-day loan term. The Company recorded $324 of interest expense on the loan for the three months ended March 31, 2024. As of March 31, 2024, the Company had an outstanding balance of $16,200 on the loan. The Company had $324 in accrued interest as of March 31, 2024.

Line of credit amendment

On November 29, 2021, the Company received a revolving line of credit from the same bank as the $500,000 promissory note. The line of credit is collateralized by the Company's assets. Interest was payable monthly at 1.25% above the Wall Street Journal prime rate (8.5% at December 31, 2023). On November 1, 2023, the Company entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal prime rate (8.5% at December 31, 2023) (Note 11). As of March 31, 2024 and December 31, 2023, the Company had an outstanding balance of $456,097 on the line of credit. The Company recorded $13,259 and $11,184 in interest related to the line of credit for the three months ended March 31, 2024 and 2023, respectively. The accrued interest balance, which is included within accrued liabilities on the condensed consolidated balance sheets, as of March 31, 2024 and December 31, 2023, are $16,109 and $4,201, respectively.

Note 7	Related Party

During the three months ended March 31, 2024 and the year ended December 31, 2023, the Company advanced $39,670 and $136,981 in cash to the CEO through a company controlled by him. During the three months ended March 31, 2024 and the year ended December 31, 2023, the Company advanced $0 and $192,184 to related parties for cost-sharing expenses. The balance due from the related party on March 31, 2024 and December 31, 2023, was $1,047,771 and $1,008,101, respectively. The above transactions and amounts are unsecured and non-interest-bearing and are not necessarily what third parties would agree to.

The Company incurred $7,800 and $2,600 on auto leases on behalf of the CEO for the three months ended March 31, 2024 and 2023, respectively. The Company made office space lease payments of $30,000 and $48,000 to the CEO during the three months ended March 31, 2024 and 2023, respectively. The above transactions and amounts are not necessarily what third parties would agree to.

On September 1, 2022, the Company issued the CEO a note receivable with a principal balance of $336,000. The note bears no interest and matures on January 31, 2023. As of March 31, 2024, the related party note receivable was $245,000, and is included in note receivable, related party, on the condensed consolidated balance sheets. No interest income is recognized for the three months ending March 31, 2024 and the note is in default. The above transactions and amounts are not necessarily what third parties would agree to.

On May 15, 2023, the Company received a promissory note with a principal balance of $200,000 from an accredited investor (“Holder”). The note bears no interest and matures on May 15, 2026. The Company shall use the funds solely for the purchase of telepresence robots. The Holder has security rights to eight (8) telepresence robots deployed. The Company is required to make payments to the Holder based on eighty percent (80%) of the monthly revenue generated on eight telepresence robots from the twelfth through the twentieth deployment of the telepresence robots. At March 31, 2024, the related party promissory note was $200,000, and is included in loan payable, related party, on the condensed consolidated balance sheets. No interest is recognized for the three months ending March 31, 2024. The above transactions and amounts are not necessarily what third parties would agree to.

Note 8	Commitments, Contingencies, and Concentration Risk

Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. Litigation and contingency accruals are based on our assessment, including advice of legal counsel, regarding the expected outcome of litigation or other dispute resolution proceedings. If the Company determines that an unfavorable outcome is probable and can be reasonably assessed, it establishes the necessary accruals. As of March 31, 2024 and December 31, 2023, the Company has $0 in contingent liabilities in the condensed consolidated financial statements for a legal settlement related to compensation disputes by a former employee.

The Company entered into a purchase agreement with a vendor to purchase twenty (20) Telepresence Robots, receive maintenance services, and access user-related Ava Telepresence applications and the Ava Cloud Service for a total purchase commitment of $711,900. As of March 31, 2024 and December 31, 2023, the Company had an unpaid commitment of $530,300 and $531,900, respectively on this agreement. The commitment is not reflected in the condensed consolidated financial statements as it is due and payable upon invoicing from the vendor for delivery and servicing installation of the Telepresence Robots and software applications.

The Company has a promissory note with an accredited investor to make payments on the promissory notes (Note 6). The accredited investor is entitled to payments for the lifetime use (to include initial lease term and any extension terms) of the first 125 telepresence robots deployed. The note payments will be used to initially pay down the principal. Once the principal is paid, the Company will continue to make payments for the lifetime of the first 125 telepresence robots deployed.

On November 1, 2023, the Company entered a forbearance agreement related to the promissory note and line of credit issued November 29, 2021, and the Company’s finance leases. Per the agreement, effective November 1, 2023, interest is payable monthly at 3% above the Wall Street Journal prime rate (8.5% at March 31, 2024) on the promissory note and the line of credit. In consideration of the Bank forbearing on its right to collect the amount due and owing until January 10, 2024, the Company agreed to make payments on November 13, 2023 and November 30, 2023, of $20,000 and $80,000, respectively.

On November 21, 2023, the Company entered into a Securities Purchase Agreement (“SPA”) with an accredited investor to purchase from the Company 300,000 shares of common stock at $2 per share, in exchange of the principal amount (excluding the original issue discount of $66,667) of $600,000 of the Company’s Bridge Note, effective immediately prior to the consummation of the Business Combination. The SPA was entered into concurrently with an Exchange Agreement on November 21, 2023. Refer to Note 8.

On February 13, 2024, the Company amended the November 21, 2023, “SPA” with the accredited investor. Under the amended SPA, in connection with the Business Combination, VSee Health will assume the contingent liability. Under the amended SPA, the accredited investor will purchase from VSee Health 300,000 shares of the common stock at $2 per share in exchange for the contingent liability of $600,000.

Indemnities

The Company generally indemnifies its customers for the services it provides under its contracts and other specified liabilities, which may subject the Company to indemnity claims, liabilities, and related litigation. As of March 31, 2024 and December 31, 2023, the Company was unaware of any material asserted or unasserted claims concerning these indemnity obligations.

Concentrations of Credit Risk

Financial instruments potentially subject the Company to credit risk concentrations consisting of cash and cash equivalents and trade accounts receivables. The Company maintains all its cash and cash equivalents in commercial depository accounts, insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, cash deposits may exceed federally insured limits.

Major Customer Concentration

The Company has two customers whose revenue accounted for approximately 28% and 29% of the Company’s total revenue for the three months ended March 31, 2024 and 2023. The Company has no customers whose accounts receivable represented 10% or more of the Company’s total accounts receivable.

Note 9	Income Taxes

The components of income tax expense for the three months ended March 31 were as follows:

	2024	2023
Income (loss) before taxes	$249,089	$(321,637)
Expected United States income tax (expense) benefit at statutory rate of 21%	$(52,318)	$68,000
Expected State income tax (expense) benefit at statutory rate of 1.32% at March 31, 2024 and 2023, respectively	(3,285)	4,270
Total income tax (expense) benefit	$(55,603)	$72,270

For the three months ended March 31, 2024, the Company recorded income tax expense of $55,603 for continuing operations. The effective tax rate of 22.32% applied to income for the three months ended March 31, 2024 varied from the statutory United States federal income tax rate of 21.0% primarily due to the effect of state income taxes, net of the federal benefit, and adjustments for meals, entertainment and penalties. The Company recognizes income tax benefits from uncertain tax positions where the realization of the ultimate benefit is uncertain. As of March 31, 2024 and December 31, 2023, the Company has no unrecognized income tax benefits.

Note 10	Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, except as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On April 17, 2024, the Company, DHAC and VSee entered into a letter agreement with the Bridge Investor which amended the date with respect to the termination or closing of the business combination referenced in the Additional Bridge Notes from March 31, 2024 to June 30, 2024.

On April 17, 2024, the parties to the Third Amended and Restated Business Combination Agreement executed a Second Amendment to the Third Amended and Restated Business Combination Agreement to extend the termination date therein to June 30, 2024.

On April 17, 2024, the parties to the Extension Financing documents executed a letter agreement, which extended the maturity date of the Extension Note to June 30, 2024 On May 1, 2024, the term of DHAC was extended from May 8, 2024 to August 8, 2024.

On June 7, 2024, the DHAC board agreed to the Third Amended and Restated Business Combination agreement to close the business combination transaction on or before June 30, 2024.